Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of July 1998
                     Distribution Date of August 17, 1998
                            Servicer Certificate #3

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $474,476,092.82
Beginning Pool Factor                                           0.9473145

Principal and Interest Collections:
     Principal Collected                                   $14,605,480.33
     Interest Collected                                     $3,751,257.61

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $47,843.20
Total Additional Deposits                                      $47,843.20

Repos / Chargeoffs                                            $836,278.20
Aggregate Number of Notes Charged Off                                  29

Total Available Funds                                      $18,404,581.14

Ending Pool Balance                                       $459,034,334.29
Ending Pool Factor                                              0.9164843

Servicing Fee                                                 $395,396.74

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $20,392,041.74
     Target Percentage                                               5.25%
     Target Balance                                        $24,099,302.55
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                     ($108,863.54)
     Ending Balance                                        $20,283,178.20

Current Weighted Average APR:                                       9.558%
Current Weighted Average Remaining Term (months):                   47.79

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days           $1,713,595.85     1,595
                                31 - 60 days            $309,458.59       261
                                60+  days                $62,673.39        52

     Total:                                           $2,085,727.83     1,599

     Balances:                  60+  days             $1,825,245.33        52

Memo Item - Reserve Account
     Prior Month                                     $20,066,623.23
+    Invest. Income                                     $108,863.54
+    Excess Serv.                                       $216,554.97
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $20,392,041.74

Exhibit 20.7
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of July 1998

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $474,476,092.82
Ending Pool Balance                            $459,034,334.29

Collected Principal                             $14,605,480.33
Collected Interest                               $3,751,257.61
Charge - Offs                                      $836,278.20
Liquidation Proceeds / Recoveries                   $47,843.20
Servicing                                          $395,396.74
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $18,009,184.40

Beginning Balance                              $474,476,092.82     $457,869,312.48     $16,606,780.34

Interest Due                                     $2,350,870.90       $2,266,453.10         $84,417.80
Interest Paid                                    $2,350,870.90       $2,266,453.10         $84,417.80
Principal Due                                   $15,441,758.53      $14,901,296.98        $540,461.55
Principal Paid                                  $15,441,758.53      $14,901,296.98        $540,461.55

Ending Balance                                 $459,034,334.29     $442,968,015.50     $16,066,318.79
Note / Certificate Pool Factor                                              0.9165             0.9165
   (Ending Balance / Original Pool Amount)
Total Distributions                             $17,792,629.43      $17,167,750.08        $624,879.35

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $216,554.97
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $20,392,041.74
(Release) / Draw                                  ($108,863.54)
Ending Reserve Acct Balance                     $20,283,178.20

Exhibit 20.7
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of July 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                          5              4                   3                  2                   1
                                       Mar-98         Apr-98              May-98             Jun-98              Jul-98
Beginning Pool Balance                   N/A            N/A          $500,864,370.04     $488,059,586.49     $474,476,092.82

A)   Loss Trigger:
Principal of Contracts Charged Off       N/A            N/A              $504,548.19         $658,542.49         $836,278.20
Recoveries                               N/A            N/A                    $0.00             $960.90          $47,843.20

Total Charged Off (Months 5, 4, 3)                      N/A
Total Recoveries (Months 3, 2, 1)                   $48,804.10
Net Loss / (Recoveries) for 3 Mos                       N/A(a)

Total Balance (Months 5, 4, 3)                          N/A(b)

Loss Ratio Annualized  [(a/b) * (12)]                   N/A

Trigger:  Is Ratio > 1.5%                               N/A
                                                                          May-98             Jun-98              Jul-98

B)   Delinquency Trigger:                                              $1,205,270.88       $1,060,566.38       $1,825,245.33
     Balance delinquency 60+ days                                           0.24064%            0.21730%            0.38469%
     As % of Beginning Pool Balance                                         0.08021%            0.15265%            0.28088%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   4.0496%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer